UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

Brooklyn ImmunoTherapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10355 Science Center Drive, Suite 150
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	BTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2022 (the “Grant Date”), the Compensation Committee of the Board of Directors of Brooklyn ImmunoTherapeutics, Inc., a Delaware corporation (the “Company”), approved a grant of stock options to Dr. Matthew Angel (the “Options”) to purchase up to 2,487,003 shares of the Company’s common stock, par value $0.005 per share, at an exercise price of $0.49 per share, which was the closing price of the common stock on the trading day immediately preceding the Grant Date.  The Committee granted the Options in connection with Dr. Angel’s service as the Company’s Interim Chief Executive Officer and President. Two forty-eighths (2/48) of the Options vested on the Grant Date, with the remaining Options vesting in substantially equal monthly installments over the subsequent forty-six months, subject to Dr. Angel’s continued employment with the Company. The Options expire on August 1, 2032.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brooklyn ImmunoTherapeutics, Inc.

Dated: August 5, 2022	By:	/s/ Andrew Jackson
Chief Financial Officer